UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 18, 2009
NACCO Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9172	34-1505819

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5875 Landerbrook Drive Cleveland, Ohio	44124-4069

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (440) 449-9600

N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     ANNUAL INCENTIVE COMPENSATION PLANS
     On June 18, 2009, the Compensation Committees of the Board of Directors of NACCO Industries, Inc., which is referred to as NACCO, and its wholly owned subsidiary, The North American Coal Corporation, which is referred to as NA Coal, each adopted a 2009 Annual Incentive Compensation Plan, which are referred to as the NACCO Annual Incentive Plan and the NA Coal Annual Incentive Plan, respectively, and are collectively referred to as the Annual Incentive Plans, for the benefit of certain of their respective executive and management employees.
     Additionally, performance criteria were established for the Annual Incentive Plans.
     The Annual Incentive Plans provide that each participant is eligible to earn a target incentive award during the award term of January 1, 2009 through December 31, 2009. Final payouts for each individual under the Annual Incentive Plans are based on the participant’s target award measured against established performance criteria and performance by the participant against individual goals for the January 1, 2009 through December 31, 2009 performance period. The Compensation Committee of the Board of Directors of each of NACCO and NA Coal, which are collectively referred to as the Compensation Committees, in its discretion, may also increase or decrease awards under its respective company’s Annual Incentive Plan and may approve the payment of awards where performance would otherwise not meet the minimum criteria set for payment of awards. Payouts under the Annual Incentive Plans generally range from 0% to 150% of the participant’s target award amount.
     For 2009, the performance criteria under the Annual Incentive Plans are as follows:

Name of Plan	Performance Criteria
NA Coal Annual Incentive Plan	40% of the award is based NA Coal’s return on total capital employed, which is referred to as ROTCE, for two of its consolidated mining subsidiaries; 30% of the award is based on adjusted net income and 30% of the award is based on new business development

NACCO Annual Incentive Plan	(1) The performance criteria for the short-term award under the plan are the same performance criteria as shown above for the NA Coal Annual Incentive Plan.

(2)    The performance criteria for the long-term award under the plan are the same performance criteria that apply under the NA Coal Value Appreciation Plan, referred to as the NA Coal Long-Term Plan, for 2009. These criteria were established when the NA Coal Long-Term Plan was initially adopted in 2006 and include net income appreciation goals for various projects on an annual and cumulative basis. These goals are adjusted for inflation and for any new projects initiated during the 10-year term of the NA Coal Long-Term Plan.

     Final payouts under the Annual Incentive Plans will be determined by the respective Compensation Committees following December 31, 2009. Final payouts will be paid in cash to participants no later than March 15, 2010.

     The Annual Incentive Plans described above are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 and are hereby incorporated herein by reference. The foregoing summary of the Annual Incentive Plans is qualified in its entirety by reference to the full text of such plans, which are attached hereto as Exhibits 10.1 and 10.2.
Item 9.01 Financial Statements and Exhibits.
          (d) Exhibits.

Exhibit No.	Exhibit Description

10.1	NACCO Industries, Inc. 2009 Annual Incentive Compensation Plan

10.2	The North American Coal Corporation 2009 Annual Incentive Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NACCO INDUSTRIES, INC.
By:	/s/ Charles A. Bittenbender
	Name:	Charles A. Bittenbender
	Title:	Vice President, General Counsel and Secretary

Date: June 22, 2009

Exhibit Index

Exhibit No.	Exhibit Description

10.1	NACCO Industries, Inc. 2009 Annual Incentive Compensation Plan

10.2	The North American Coal Corporation 2009 Annual Incentive Compensation Plan